Exhibit 99.1

k

Second Quarter 2024 Earnings Results

Sixth Street Specialty Lending, Inc. Reports Second Quarter Results; Declares a Third Quarter Base Dividend Per Share of $0.46, and a Second Quarter Supplemental Dividend Per Share of $0.06.

NEW YORK — July 31, 2024 — Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $0.59 per share and net income of $0.51 per share for the second quarter ended June 30, 2024. These results correspond to an annualized return on equity (ROE) on net investment income and net income of 13.9% and 11.9%, respectively.

Both net investment income per share and net income per share include $0.01 per share of unwind of previously accrued capital gains incentive fee expenses that were accrued, but not paid or payable, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception-to-date. Excluding the impact of the partial reversal or unwind of previously accrued capital gains incentive fee expenses, the Company’s adjusted net investment income and adjusted net income for the quarter ended June 30, 2024, were $53.8 million, or $0.58 per share, and $46.1 million, or $0.50 per share, respectively. These results correspond to an annualized return on equity (ROE) on adjusted net investment income and adjusted net income of 13.5% and 11.6%, respectively. The Company’s strong net investment income in the second quarter reflects continued strength of the core earnings power of its portfolio driven by higher interest rates.

Reported net asset value (NAV) per share was $17.19 at June 30, 2024 as compared to NAV per share of $17.17 or an adjusted NAV per share of $17.11 at March 31, 2024 (which accounts for the impact of the $0.06 per share first quarter 2024 supplemental dividend). The primary driver of this quarter’s NAV per share growth was the continued overearning of the Company’s base quarterly dividend.

The Company announced that its Board of Directors has declared a third quarter 2024 base dividend of $0.46 per share to shareholders of record as of September 16, 2024, payable on September 30, 2024, and a second quarter supplemental dividend of $0.06 per share to shareholders of record as of August 30, 2024, payable on September 20, 2024. Adjusted for the impact of the supplemental dividend related to this quarter’s earnings, the Company’s Q2 adjusted NAV per share was $17.13.

On April 1, 2024, the Company issued 600,000 shares of common stock pursuant to the overallotment option granted to underwriters related to the Company’s previously reported common stock issuance on March 5, 2024. Net of underwriting fees and offering costs, total cash proceeds to the Company, inclusive of the overallotment shares issued, were approximately $93.3 million.

On April 24, 2024, the Company completed an amendment to its Revolving Credit Facility, which, among other changes, (a) increased the aggregate commitments under the facility to $1.700 billion and (b) extended the stated maturity date to April 24, 2029 for $1.505 billion of commitments.

Net Investment Income Per Share
Q2 2024:	$0.59
Q2 2024 (adjusted):	$0.58

Net Income Per Share
Q2 2024:	$0.51
Q2 2024 (adjusted):	$0.50

Return on Equity
Q2 2024 (NII):	13.9%
Q2 2024 (NI):	11.9%
Q2 2024 (Adj. NII):	13.5%
Q2 2024 (Adj. NI):	11.6%

NAV
Q2 2024 ($MM):	$1,599.0
Q2 2024 (per share):	$17.19
Q2 2024 (per share, adj):	$17.13

Dividends Declared (per share)
Q2 2024 (Base):	$0.46
LTM Q2'24 (Base):	$1.84
LTM Q2'24 (Supplemental):	$0.27
LTM Q2'24 (Total):	$2.11

Portfolio and Investment Activity

For the quarter ended June 30, 2024, new investment commitments totaled $231.0 million. This compares to $263.6 million for the quarter ended March 31, 2024.

For the quarter ended June 30, 2024, the principal amount of new investments funded was $163.6 million across eight new portfolio companies and five upsizes to existing portfolio companies. For this period, the Company had $290.3 million aggregate principal amount in exits and repayments. For the quarter ended March 31, 2024, the principal amount of new investments funded was $162.8 million across nine new portfolio companies and five upsizes to existing portfolio companies. For that period, the Company had $108.6 million aggregate principal amount in exits and repayments.

As of June 30, 2024 and March 31, 2024, the Company had investments in 105[1] and 100[2] portfolio companies, respectively, with an aggregate fair value of $3,317.1 million and $3,380.0 million, respectively. As of June 30, 2024, the average investment size in each portfolio company was $31.5[1] million based on fair value.

As of June 30, 2024, the Company’s portfolio based on fair value consisted of 92.8% first-lien debt investments, 0.8% second-lien debt investments, 0.2% structured credit investments, 1.3% mezzanine debt investments, and 4.9% equity and other investments. As of March 31, 2024, the Company’s portfolio based on fair value consisted of 92.3% first-lien debt investments, 0.8% second-lien debt investments, 0.9% structured credit investments, 1.2% mezzanine debt investments, and 4.8% equity and other investments.

As of June 30, 2024, 99.6% of debt investments[3] based on fair value in the portfolio bore interest at floating rates with 100.0% of these subject to reference rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Unsecured Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of June 30, 2024 and March 31, 2024, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 13.8%, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 13.9% and 14.0% for the quarter ended June 30, 2024 and March 31, 2024, respectively.

As of June 30, 2024 and March 31, 2024, 1.1% of the portfolio at fair value was on non-accrual status. There were no new investments added to non-accrual status during the quarter.

Q2 2024 Origination Activity
Commitments:	$231.0MM
Fundings:	$163.6MM
Net Payoffs:	$126.7MM

Average Investment Size[1]
$31.5MM
(1.0% of the portfolio at fair value)

First Lien Debt Investments (% FV)
92.8%

Floating Rate Debt Investments[3]
(% FV)
99.6%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	13.8%
Yield at Amortized Cost:	13.9%

1.
As of June 30, 2024, excludes 4 structured credit investments with a total fair value of $6.1 million.
2.
As of March 31, 2024, excludes 24 structured credit investments with a total fair value of $30.6 million.
3.
Calculation includes income earning debt investments only.

Results of Operations for the Three Months Ended June 30, 2024

Total Investment Income
Total Investment Income

For the three months ended June 30, 2024 and 2023, investment income was $121.8 million and $107.6 million, respectively. The increase in investment income was largely the result of net funding activity and an increase in reference rates.

$121.8MM

Net Expenses
Net Expenses

Net expenses totaled $65.4 million and $57.9 million for the three months ended June 30, 2024 and 2023, respectively. The increase in net expenses was primarily due to the upward movement in reference rates which increased the Company’s weighted average interest rate on average debt outstanding.

$65.4MM

Debt and Capital Resources

As of June 30, 2024, the Company had $34.6 million in cash and cash equivalents (including $29.5 million of restricted cash), total principal value of debt outstanding of $1,785.0 million, and $1,209.5 million of undrawn capacity on its revolving credit facility, subject to borrowing base, outstanding letters of credit, asset coverage requirements and other limitations. The Company’s weighted average interest rate on debt outstanding was 7.7% and 7.6% for the three-month periods ended June 30, 2024 and March 31, 2024, respectively. At June 30, 2024, the Company’s debt to equity ratio was 1.12x, compared to 1.19x at March 31, 2024. Average debt to equity was 1.17x for the three-month period ended June 30, 2024, compared to 1.24x for the three-month period ended March 31, 2024.

Total Principal Debt Outstanding
$1,785.0MM

Debt-to-Equity Ratio
	Q2 2024 Quarter End:	1.12x
	Q2 2024 Average[1]:	1.17x
1.
Daily average debt outstanding during the quarter divided by the average net assets during the quarter. Average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at June 30, 2024 and changes to unfunded commitments since March 31, 2024.

$ Millions

Revolving Credit Facility		Unfunded Commitment Activity
Revolver Capacity	$1,700	Unfunded Commitments (See Note 8 in 3/31/24 10-Q)	$364
Drawn on Revolver	($488)	Extinguished Unfunded Commitments	($21)
Unrestricted Cash Balance	$5	New Unfunded Commitments	$45
Issued Letters of Credit	($3)	Net Drawdown of Unfunded Commitments	($60)
Total Liquidity (Pre-Unfunded Commitments)	$1,215	Total Unfunded Commitments	$328
Available Unfunded Commitments[1]	($250)	Unavailable Unfunded Commitments[1]	($78)
Total Liquidity (Burdened for Unfunded Commitments)	$965	Available Unfunded Commitments[1]	$250

1.
Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.

Note: May not sum due to rounding.

Funding Profile

At June 30, 2024, the Company’s funding mix was comprised of approximately 73% unsecured and 27% secured debt. As illustrated below, the Company’s nearest debt maturity is in November 2024 at $348 million, and the weighted average remaining life of investments funded with debt was ~2.6 years, compared to a weighted average remaining maturity on debt of ~3.8 years2.

1.
Includes $25 million of non-extending commitments with a maturity of February 4, 2026 and a revolving period ending February 4, 2025 and $170 million of non-extending commitments with a maturity of April 23, 2027 and a revolving period ending April 24, 2026.
2.
Weighted by gross commitment amount.

Note: Numbers may not sum due to rounding.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held at 8:30 a.m. Eastern Time on August 1, 2024. The conference call will be broadcast live in listen-only mode on the Investor Resources section of TSLX’s website at https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations. The Events & Presentations page of the Investor Resources section of TSLX’s website also includes a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BI46292d14404d4f17a64ea95eac508eef. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

Replay Information:

A recorded version will be available under the same webcast link (https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations) following the conclusion of the conference call.

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	June 30, 2024	December 31, 2023	June 30, 2023
Investments at Fair Value	$3,317.1	$3,283.1	$3,089.0
Total Assets	$3,387.0	$3,343.8	$3,141.2
Net Asset Value Per Share	$17.19	$17.04	$16.74
Supplemental Dividend Per Share	$0.06	$0.08	$0.06
Adjusted Net Asset Value Per Share (1)	$17.13	$16.96	$16.68

Investment Income	$121.8	$119.5	$107.6
Net Investment Income	$55.1	$54.7	$48.8
Net Income	$47.4	$51.2	$53.1
Accrued Capital Gains Incentive Fee Expense	$(1.3)	$(0.7)	$0.7
Adjusted Net Investment Income (2)	$53.8	$54.0	$49.5
Adjusted Net Income (2)	$46.1	$50.5	$53.8

Net Investment Income Per Share	$0.59	$0.62	$0.58
Net Income Per Share	$0.51	$0.58	$0.63
Accrued Capital Gains Incentive Fee Expense Per Share	$(0.01)	$(0.01)	$0.01
Adjusted Net Investment Income Per Share (2)	$0.58	$0.62	$0.59
Adjusted Net Income Per Share (2)	$0.50	$0.58	$0.64

Annualized Return on Equity (Net Investment Income) (3)	13.9%	14.7%	14.0%
Annualized Return on Equity (Net Income) (3)	11.9%	13.8%	15.2%
Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	13.5%	14.5%	14.2%
Annualized Return on Equity (Adjusted Net Income) (2)(3)	11.6%	13.6%	15.4%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	13.8%	14.1%	14.0%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	13.9%	14.2%	14.1%
Percentage of Debt Investment Commitments at Floating Rates	99.6%	99.7%	99.2%

1.
Adjusted net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.
Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.
3.
Return on equity is calculated using prior period’s ending net asset value per share.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2024	2023
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $3,221,394 and $3,172,853, respectively)	$3,254,527	$3,223,152
Controlled, affiliated investments (amortized cost of $83,169 and $78,159, respectively)	62,542	59,913
Total investments at fair value (amortized cost of $3,304,563 and $3,251,012, respectively)	3,317,069	3,283,065
Cash and cash equivalents (restricted cash of $29,527 and $23,979, respectively)	34,649	25,196
Interest receivable	30,738	27,969
Prepaid expenses and other assets	4,495	7,578
Total Assets	$3,386,951	$3,343,808
Liabilities
Debt (net of deferred financing costs of $27,262 and $21,930, respectively)	$1,712,905	$1,780,307
Management fees payable to affiliate	12,468	11,962
Incentive fees on net investment income payable to affiliate	11,414	11,451
Incentive fees on net capital gains accrued to affiliate	8,266	10,446
Other payables to affiliate	4,584	2,802
Other liabilities	38,279	30,465
Total Liabilities	1,787,916	1,847,433
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 93,681,455 and 88,493,749 shares issued, respectively; and 93,017,205 and 87,829,499 shares outstanding, respectively	937	885
Additional paid-in capital	1,510,345	1,405,173
Treasury stock at cost; 664,250 and 664,250 shares held, respectively	(10,459)	(10,459)
Distributable earnings	98,212	100,776
Total Net Assets	1,599,035	1,496,375
Total Liabilities and Net Assets	$3,386,951	$3,343,808
Net Asset Value Per Share	$17.19	$17.04

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$102,707	$96,221	$205,114	$184,655
Paid-in-kind interest income	9,435	4,644	17,543	7,647
Dividend income	1,815	797	2,596	1,405
Other income	5,533	4,075	9,787	6,832
Total investment income from non-controlled, non-affiliated investments	119,490	105,737	235,040	200,539
Investment income from controlled, affiliated investments:
Interest from investments	2,320	1,867	4,551	3,570
Other income	5	1	8	2
Total investment income from controlled, affiliated investments	2,325	1,868	4,559	3,572
Total Investment Income	121,815	107,605	239,599	204,111
Expenses
Interest	39,234	32,442	78,266	60,928
Management fees	12,765	11,410	25,361	22,143
Incentive fees on net investment income	11,414	10,507	22,342	19,988
Incentive fees on net capital gains	(1,335)	749	(2,179)	2,506
Professional fees	2,115	1,749	3,866	3,505
Directors’ fees	207	174	428	357
Other general and administrative	1,343	1,188	2,627	2,203
Total expenses	65,743	58,219	130,711	111,630
Management and incentive fees waived (Note 3)	(297)	(300)	(694)	(556)
Net Expenses	65,446	57,919	130,017	111,074
Net Investment Income Before Income Taxes	56,369	49,686	109,582	93,037
Income taxes, including excise taxes	1,226	902	2,076	1,316
Net Investment Income	55,143	48,784	107,506	91,721
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(7,852)	7,662	(17,166)	19,416
Controlled, affiliated investments	—	(2,783)	(2,381)	(8,987)
Translation of other assets and liabilities in foreign currencies	(1,641)	(2,000)	3,085	(3,004)
Interest rate swaps	—	(57)	—	174
Total net change in unrealized gains (losses)	(9,493)	2,822	(16,462)	7,599
Realized gains (losses):
Non-controlled, non-affiliated investments	1,630	1,623	3,863	6,436
Foreign currency transactions	121	(139)	12	286
Total net realized gains (losses)	1,751	1,484	3,875	6,722
Total Net Unrealized and Realized Gains (Losses)	(7,742)	4,306	(12,587)	14,321
Increase (Decrease) in Net Assets Resulting from Operations	$47,401	$53,090	$94,919	$106,042
Earnings per common share—basic and diluted	$0.51	$0.63	$1.04	$1.28
Weighted average shares of common stock outstanding—basic and diluted	92,734,320	84,223,032	90,883,350	82,819,734

The Company’s investment activity for the quarter ended June 30, 2024 and 2023 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	June 30, 2024	June 30, 2023
New investment commitments:
Gross originations (1)	$1,858.8	$1,522.9
Less: Syndications/sell downs (1)	1,627.8	1,262.5
Total new investment commitments	$231.0	$260.4
Principal amount of investments funded:
First-lien	$163.6	$209.3
Second-lien	—	30.0
Mezzanine	—	—
Equity and other	—	0.7
Structured Credit	—	—
Total	$163.6	$240.0
Principal amount of investments sold or repaid:
First-lien	$265.2	$112.3
Second-lien	—	—
Mezzanine	—	—
Equity and other	25.1	1.7
Structured Credit	—	—
Total	$290.3	$114.0
Number of new investment commitments in new portfolio companies	8	6
Average new investment commitment amount in new portfolio companies	$21.2	$41.3
Weighted average term for new investment commitments in new portfolio companies (in years)	6.1	6.7
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Weighted average interest rate of new investment commitments	11.6%	12.6%
Weighted average spread over reference rate of new floating rate investment commitments	6.6%	7.3%
Weighted average interest rate on investments fully sold or paid down	13.4%	15.6%

1.
Includes affiliates of Sixth Street.

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $78 billion in assets under management and committed capital. For more information, visit the Company’s website at https://sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $78 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 600 team members including over 250 investment professionals around the world. For more information, visit https://sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which relate to future events or the Company’s future performance or financial condition. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as otherwise required by federal securities laws, the Company assumes no obligation to update any such forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted net investment income and adjusted net income are each non-GAAP financial measures, which represent net investment income and net income, respectively, in each case less the impact of accrued capital gains incentive fee expenses. The Company believes that adjusted net investment income and adjusted net income provide useful information to investors regarding the fundamental earnings power of the business, and these figures are used by the Company to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Investors:

Cami VanHorn, 469-621-2033
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com